Exhibit 10(h)
AMENDMENT NUMBER ELEVEN
TO THE
HARRIS CORPORATION RETIREMENT PLAN
          WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
          WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
          WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
          WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect special rules related to the participation therein by CapRock Communications, Inc. and its subsidiaries; and
          WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is non-material.
          NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of October 1, 2010, as follows:
          1. Article 2 hereby is amended to add thereto the following new definition of “CapRock Employee”:
     CapRock Employee. An Eligible Employee of CapRock Communications, Inc. or a subsidiary thereof (including without limitation, CapRock Government Solutions, Inc.).
          2. Section 4.2 hereby is amended in its entirety to read as follows:
     Section 4.2. Matching Contributions. (a) In General. Subject to the limitations set forth in Article 6, each Employer shall make a matching contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer, and who has satisfied the Matching

Eligibility Requirement. The rate of matching contribution shall be as set forth in Section 4.2(b), (c), (d) or (e), as applicable.
     (b) Wage Determination HES Employees. The rate of matching contribution with respect to a Wage Determination HES Employee shall equal 50% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 4% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.
     (c) HITS Business Unit Employees Other Than Wage Determination HES Employees. The rate of matching contribution with respect to a HITS Business Unit Employee who is a Legacy HTSC Employee shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a). The rate of matching contribution with respect to a HITS Business Unit Employee who is neither a Wage Determination HES Employee nor a Legacy HTSC Employee shall equal 50% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a). In each case, however, pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.
     (d) CapRock Employees. The rate of matching contribution with respect to a CapRock Employee shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 5% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.
     (e) Eligible Employees Other Than HITS Business Unit Employees or CapRock Employees. The rate of matching contribution with respect to an Eligible Employee other than a HITS Business Unit Employee or a CapRock Employee shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions.

     (f) Contributions Not Eligible for Match. Notwithstanding the foregoing, an Employer shall not make a matching contribution with respect to (i) any contribution to the Plan of PRP Compensation or (ii) any catch-up contribution made pursuant to Section 4.1(d).
          3. Schedule A to the Plan — “Special Rules Applying to Transfer Contributions and Transferred Employees” hereby is amended to add the following new Section 7 thereto:
          7. CapRock Communications, Inc. 401(k) Plan
     (a) In General. CapRock Communications, Inc. (“CapRock”) maintains the CapRock Communications, Inc. 401(k) Plan (the “CapRock Plan”), which plan was frozen as to new participants and new contributions effective September 30, 2010. Effective October 1, 2010, CapRock and its subsidiaries (including without limitation, CapRock Government Solutions, Inc.) became Employers under this Plan. The CapRock Plan shall be merged with and into this Plan effective as of a date to be determined by the Administrative Committee.
     (b) Service. For purposes of the Plan, service with McLeod USA and Arrowhead Global Solutions, Inc. shall be credited to former participants in the CapRock Plan.
     (c) Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to former participants in the CapRock Plan who become eligible to participate in the Plan effective October 1, 2010.
          APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 2nd day of September, 2010.

/s/ John D. Gronda
John D. Gronda, Secretary

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